THE CHINA FUND, INC. (CHN)
IN BRIEF

Net asset value per share	US$34.59
Market price	US$32.19
Premium/(discount)	(6.94%)
Fund size	US$504.2	m

Source: State Street Corporation

At 31 January 2007	US$ returns
	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	6.6	(2.1)
Year to date	6.6	(2.1)
One year	51.5	28.4
Three years %pa	20.9	17.2

Past performance is not a guide to future returns.

Source: State Street Corporation. NAV-NAV performance.

* Source for index data: MSCI.
MANAGER’S COMMENTARY
Martin Currie acts as portfolio manager of the listed securities of China Fund Inc (“The Fund”). This commentary is the opinion of Martin Currie Inc.
‘Are we there yet?’ This question, familiar to anyone who has travelled with children, was the one most posed by investors we met with in January. After the strong run at the end of 2006, especially in A-shares, have the Chinese markets reached the peak? Our answer is no. We believe the A-share market is capable of further growth, fuelled by the large amount of captive capital; retail investors, who receive a negative return on renminbi deposits after tax and inflation, started to enter the market in force only last November. A temporary correction is likely before the Chinese New Year, but we do not believe that the government is yet ready to take the steps necessary to put a serious dent in the market, namely raising interest rates substantially or allowing the renminbi to appreciate quickly. The renminbi actually depreciated on a trade-weighted basis in 2006, contributing to the huge trade surplus (US$177.5 billion, +74%, year on year) and foreign exchange reserves topping one trillion dollars. In comparing the current China bull market with the boom in Japan in the late ‘80s, in which the portfolio manager was a participant, we are now at about October 1988.
The biggest risk, which could force the government’s hand, is inflation, which picked up to 2.8% in December with food prices. As this is a more socialist administration than the last one, with ambitious plans to address social welfare problems and rural development, there is also a threat from increasing taxes. The government has a large amount of state-owned assets it can dispose of while investors remain in the mood to pay high prices.
During January, when the markets in Hong Kong and Taipei fell, the Fund did relatively well because of some strong individual performances, such as by China Travel, as well as the Fund’s A-share portfolio (now 29.9% of the Fund). Our large position in Taiwan (27.4% of the Fund’s portfolio) has still not come off — in January it was the scandalous collapse of the Rebar group that held back the Taiwanese market — but this is one of the best-value markets around and we travel in hope.
INVESTMENT STRATEGY
The Fund is 96.2% invested with holdings in 64 companies, of which two are unlisted.
There was little trading in January; in the A- share portfolio we reduced the Fund’s holdings in the oil giant Sinopec, less attractive now petrol prices are falling, in favour of Daqin Railway. We bought more shares in TPV Technology (the global leader in Liquid Crystal Display monitors) and Yorkey (precision parts for cameras), funding this by reducing positions in Shangri-La Hotels (a return of bird flu?) and Chaoda.
Chris Ruffle, Martin Currie Inc*

*	Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products.

HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.

DIRECT INVESTMENT MANAGER’S COMMENTARY
Asian Direct Capital Management (“ADCM”) acts as portfolio manager of the Fund’s direct securities. This commentary is the opinion of ADCM.
China’s economy enjoyed another year of rapid growth in 2006. Continuing robust economic growth, effective regulatory reform and some effective attention to addressing excess liquidity and consequent valuation excesses could create an attractive environment for private equity investors for 2007 onwards. ADCM believes the Fund is well positioned to take advantage of these opportunities.
It is now becoming clear that the government will seek over time to rebalance economic growth, placing more emphasis on domestic consumption and on moderating the costs of unconstrained growth. This could lead to substantial growth in the domestic service sector where the ADCM is focusing its activity.
Companies in the Fund’s direct investment portfolio continue to perform satisfactorily.
KOH Kuek Chiang, Asian Direct Capital Management

31 JANUARY 2007
FUND DETAILS

Market cap	US$466.63m
Shares outstanding	14,496,220
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Direct investment manager	Asian Direct Capital Management

Source: State Street Corporation.
ASSET ALLOCATION

Source: State Street Corporation
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Industrials	24.3%	9.6%
Consumer discretionary	15.8%	6.0%
Financials	11.7%	33.4%
Energy	11.4%	7.0%
Information technology	10.3%	23.0%
Consumer staples	6.8%	1.1%
Healthcare	6.1%	—
Materials	4.3%	6.3%
Utilities	3.8%	4.9%
Telecommunications	1.7%	8.7%
Other assets & liabilities	3.8%	—
Total	100.0%	100.0%

Source: State Street Corporation.

Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	6.6	(5.8)
Year to date	6.6	(5.8)
Three years %pa	20.9	10.0

Past performance is not a guide to future returns.

Source: State Street Corporation
DIRECT INVESTMENTS (1.2%)

CDW Holdings Ltd	Information technology	1.1%
teco Optronics	Information technology	0.1%
15 LARGEST LISTED INVESTMENTS (42.0%)

Shanghai International Airport	Industrials	5.6%
Shanghai Zhenhua Port Machinery	Industrials	4.4%
Chaoda Modern Agriculture	Consumer staples	3.7%
China Merchants Bank	Financials	3.6%
Golden Meditech	Healthcare	2.8%
Daqin Railway	Industrials	2.6%
Cathay Financial	Financials	2.5%
Xinjiang Tebian Electric	Industrials	2.5%
Anhui Expressway	Utilities	2.1%
Youngor	Consumer staples	2.1%
Far Eastern Department Stores	Consumer discretionary	2.1%
Lenovo	Information technology	2.1%
Tripod Technology	Industrials	2.1%
Merry Electronics	Industrials	1.9%
Fubon Financial	Financials	1.9%

Source: State Street Corporation

UND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	6.6	23.8	6.6	51.5	20.9	26.8	11.2
MSCI Golden Dragon	(2.1)	14.5	(2.1)	28.4	17.2	15.6	n/a
Hang Seng Chinese Enterprise	(7.5)	27.8	(7.5)	52.0	27.6	38.0	n/a
Shanghai Stock Exchange 180	16.0	66.4	16.0	143.6	24.9	n/a	n/a

Past performance is not a guide to future returns.

Source: State Street Corporation. Launch date 10 July 1992. Three year, five year and since launch returns are all annualised.

Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2007 Bloomberg LP for the Hang Seng Chinese Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the final page of this document.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.

Source: Martin Currie Inc as at 31 January 2007.
THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.

Source: Martin Currie Inc as at 31 January 2007.
10 YEAR DIVIDEND HISTORY CHART

Total	0.50	0.08	0.11	0.00	0.13	0.21	1.78	3.58	2.51	4.01
Income	0.50	0.08	0.11	0.00	0.13	0.06	0.07	0.20	0.22	0.30
Long-term capital	0.00	0.00	0.00	0.00	0.00	0.00	0.67	3.27	2.29	2.73
Short-term capital	0.00	0.00	0.00	0.00	0.00	0.15	1.04	0.11	0.00	0.98

Past performance is not a guide to future returns.

Source: State Street Corporation.

THE PORTFOLIO — IN FULL AT 31 JANUARY 2007

Sector	Company (BBG ticker)	Price		Holding	Value $	% of portfolio
Hong Kong						24.8%
Chaoda Modern Agriculture	682 HK	HK$	5.5	26,407,900	18,702,503	3.7%
Golden Meditech	8180 HK	HK$	3.1	35,040,000	13,911,261	2.8%
Lenovo	992 HK	HK$	3.2	25,646,000	10,411,652	2.1%
Xinao Gas	2688 HK	HK$	7.3	9,286,000	8,681,450	1.7%
China Travel	0308 HK	HK$	3.4	18,148,000	7,902,207	1.6%
TPV Technology	903 HK	HK$	4.8	12,728,000	7,856,840	1.6%
Ports Design	589 HK	HK$	21.5	2,678,500	7,357,998	1.5%
Shangri-La Asia	0069 HK	HK$	21.0	2,678,000	7,185,141	1.4%
Huabao International	336 HK	HK$	4.4	12,790,000	7,141,637	1.4%
Parkson Retail	3368 HK	HK$	44.0	1,111,500	6,256,178	1.2%
China Shineway Pharmaceutical	2877 HK	HK$	5.5	7,615,000	5,334,552	1.1%
Natural Beauty Bio-Technology	157 HK	HK$	1.2	32,780,000	5,205,607	1.0%
Tianjin Development	0882 HK	HK$	5.9	6,836,000	5,165,291	1.0%
Fountain Set	420 HK	HK$	2.7	13,026,000	4,437,450	0.9%
China Fire Safety	8201 HK	HK$	0.5	50,380,000	3,226,034	0.6%
Yorkey Optical International	2788 HK	HK$	2.6	8,762,000	2,939,986	0.6%
China Rare Earth	769 HK	HK$	1.4	15,254,000	2,695,899	0.5%
Ocean Grand Chemicals	2882 HK	HK$	0.3	17,379,000	689,965	0.1%
Arcontech	8097 HK	HK$	0.0	18,386,000	—	—

China ‘B’ shares						1.4%
Shanghai Lujiazui Finance	900932 SHA	HK$	1.2	5,804,366	7,040,696	1.4%

Hong Kong ‘H’ shares						8.3%
Anhui Expressway	995 HK	HK$	6.7	12,406,000	10,565,600	2.1%
China Oilfield Services	2883 HK	HK$	5.3	12,650,000	8,667,324	1.7%
China Shenhua Energy	1088 HK	HK$	19.1	3,435,000	8,393,553	1.6%
Zhejiang Expressway	576 HK	HK$	6.0	10,304,000	7,917,678	1.6%
BYD	1211 HK	HK$	27.5	1,368,500	4,854,732	1.0%
Beiren Printing Machinery	187 HK	HK$	2.0	7,000,000	1,783,988	0.3%

Taiwan						27.3%
Cathay Financial	2882 TT	NT$	73.0	5,708,370	12,655,602	2.5%
Far Eastern Department Stores	2903 TT	NT$	20.3	16,952,000	10,451,168	2.1%
Tripod Technology	3044 TT	NT$	130.5	2,608,845	10,339,669	2.1%
Merry Electronics	2439 TT	NT$	97.0	3,260,507	9,605,162	1.9%
Fubon Financial	2881 TT	NT$	30.1	10,387,000	9,495,208	1.9%
Advanced Semiconductor Engineering	2311 TT	NT$	37.6	7,838,000	8,938,467	1.8%
Chunghwa Telecom	2412 TT	NT$	63.2	4,490,880	8,619,783	1.7%
Yuanta Core Pacific Securities	6004 TT	NT$	24.9	8,983,000	6,793,109	1.3%
Powertech Technology	6239 TT	NT$	137.0	1,522,000	6,332,615	1.3%
Synnex Technology	2347 TT	NT$	40.1	5,156,000	6,271,382	1.2%
Uni-President Enterprises	1216 TT	NT$	30.0	6,729,000	6,130,835	1.2%
China Metal Products	1532 TT	NT$	52.4	3,720,123	5,920,201	1.2%
Data Systems Consulting	2447 TT	NT$	36.2	4,566,813	5,020,762	1.0%
Cheng Shin Rubber	2105 TT	NT$	32.0	5,072,544	4,929,736	1.0%
Yieh United Steel	9957 TT	NT$	16.8	9,483,000	4,838,412	1.0%
Cheng Uei Precision	2392 TT	NT$	126.5	1,244,000	4,779,239	0.9%
ShenMao Technology	3305 TT	NT$	98.2	1,512,800	4,511,706	0.9%
Wah Lee Industrial	3010 TT	NT$	68.2	2,154,000	4,461,469	0.9%
Taiwan FamilyMart	5903 TT	NT$	48.7	1,787,895	2,644,349	0.5%
Formosa Petrochemical	6505 TT	NT$	67.1	1,211,000	2,467,826	0.5%
Lien Hwa Industrial	1229 TT	NT$	15.9	4,768,616	2,295,458	0.4%

United States ‘N’ shares						3.3%
Far East Energy	FEEC US	US$	0.8	11,111,111	8,888,889	1.8%
Mindray Medical International	MR US	US$	24.3	259,900	6,315,570	1.2%
Chindex International	CHDX US	US$	22.3	69,987	1,560,710	0.3%

‘A’ share access products						29.9%
Shanghai International Airport		US$	3.3	8,624,267	28,459,034	5.6%
Shanghai Zhenhua Port Machinery		US$	1.7	13,219,652	22,275,114	4.4%
China Merchants Bank		US$	2.2	8,254,855	18,234,975	3.6%
Daqin Railway		US$	1.4	9,710,000	13,166,760	2.6%
Xinjiang Tebian Electric		US$	2.7	4,676,642	12,477,281	2.5%
Youngor		US$	1.4	7,562,730	10,557,571	2.1%
China Yangtze Power		US$	1.4	6,441,077	8,875,804	1.8%
China Petroleum & Chemical		US$	1.2	7,089,920	8,862,400	1.8%
Huaneng Power International		US$	0.9	9,343,031	8,735,734	1.7%

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio
Shanghai Yuyuan Tourist Mart		US$ 1.7	4,277,179	7,254,096	1.5%
Qinghai Salt Lake Potash		US$ 3.6	1,725,209	6,174,523	1.2%
Baoding Tianwei Baobian Electric		US$ 3.2	1,761,193	5,588,392	1.1%
Direct					1.2%
CDW Holdings Ltd			60,000,000	5,857,849	1.1%
teco Optronics			1,861,710	150,000	0.1%
Other assets & liabilities				18,922,628	3.8%
OBJECTIVE
The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organised in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated 27 June 2005, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China and Hong Kong.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS
The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette, 6th Floor
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalisation index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalisation-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in HSMLCI index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalisation-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of the listed equity portfolio of the China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter. It explicitly does not accept responsibility for the views and opinions expressed by Asia Direct Capital Management.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established Martin Currie China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the listed equity portfolio of the Fund. Asian Direct Capital Management is the direct investment manager to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
è	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

è	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The CSRC is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (‘PRC’) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and SAFE wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

è	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

è	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain OECD countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

è	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

è	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

è	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

è	The value of the fund’s investment in any Quota will be affected by taxation levied against the relevant QFIIs or in respect of investments held in the relevant Quotas. The PRC taxation regime that will apply to QFIIs and investments made in or through QFII quotas is not clear. The Investment Regulations are new and do not currently expressly contemplate the treatment of QFIIs and investment made through QFII Quotas.

è	It should be noted that the position with regard to PRC taxation of the Company and its gains and profits remains unclear. Until such time as the PRC taxation position of the Company is clarified, the Company will process all subscription and redemption requests based upon provisional Net Asset Value calculations, determined without making any provision for PRC capital gains taxation, but with a provision for withholding tax of 10% on all dividend income received. The number of Ordinary shares allotted to any investor, and the final redemption price per share, will be recalculated upon the taxation position being clarified. The Company will require an indemnity in respect of such amount of any redemption proceeds as they consider prudent to allow for potential PRC taxation liabilities that may be included in the final Net Asset Value calculation.

In practice this means that, should any tax be payable retrospectively, the Company’s Net Asset Value will be adjusted to the extent that existing shareholders are liable. All shareholders will be required to sign an indemnity prior to being permitted to redeem all or part of their shareholding to protect the Company and the existing shareholders. Any change to the withholding tax rate which is applied to the Company on an retrospective basis will result in an adjustment of the Net Asset Value of the Company for the benefit of, or if charged at a higher rate than the existing provision, detriment of existing shareholders.
Although Martin Currie complies with the Global Investment Performance Standards (GIPS), the fund returns used in this document are calculated on the net asset value and therefore fall outside the scope of the GIPS standards.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: (44) 131 229 5252 Fax: (44) 131 222 2532 www.martincurrie.com/china North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.